Exhibit 99.1

NEWS RELEASE

Valvoline to Expand Company-Owned Quick-Lube Network with Acquisition of 14 Service Centers in Texas

LEXINGTON, Ky., Sept. 14, 2020 - Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, announced today that it plans to acquire 14 quick-lube locations that will expand its company-owned service center network in Texas.

The company has signed a definitive agreement with Kent Lubrication Centers Ltd. (doing business as Avis Lube) to purchase its existing quick-lube centers which will be rebranded as Valvoline Instant Oil ChangeSM (VIOC) service centers. This acquisition is expected to close in the company’s first quarter of fiscal 2021. Financial terms of the acquisition were not disclosed.

“A core element of Valvoline’s business strategy is to continue to grow and strengthen our industry-leading quick-lube network through organic store expansion and high-quality acquisitions in both core and new markets.” said Tony Puckett, senior vice president and president, Valvoline Quick Lubes. “With Avis Lube’s focus on customer service and employee professional training, their culture is an excellent fit for the Valvoline brand. These 14 service centers in the Midland/Odessa area will enable us to expand deeper into Texas beyond our current base of company and franchise service centers in the Houston, Dallas, San Antonio and Austin markets.”

“As an owner, it was a bittersweet decision to sell,” said Bill Kent, owner of Kent Lubrication Centers Ltd. “After getting to know the excellent management team at Valvoline, I realized I could not have found a better company to provide my loyal Avis Lube team members with the continued career and growth opportunities they deserve. The Valvoline Instant Oil Change quick- lube team shares our same commitment to trusted service. I want to thank my team for their hard work and commitment to making Avis Lube a premier quick-lube chain over the last 44 years. I am confident our team members and guests will find Valvoline an excellent new owner in the communities that Avis Lube has had the honor to serve.”

About Valvoline™
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It operates and franchises approximately 1,400 quick-lube locations, and it is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including the Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to Valvoline’s business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Forms 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com